STOCK OPTION PLAN OF
INSPIRA FINANCIAL INC.

(approved by shareholders on May 22, 2015 - effective on July 7, 2015)

PART 1 - INTRODUCTION

1.01 Purpose

The purpose of the Plan is to secure for the Corporation and its shareholders the benefits of incentive inherent in share ownership by the directors, officers, key employees and, subject to the terms and conditions herein, consultants of the Corporation and its Affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success.

1.02 Definitions

(a) "Affiliate" has the meaning ascribed thereto in the Business Corporations Act (Ontario) as amended from time to time.

(b) "Blackout Period" means a period during which the Corporation prohibits Optionees from exercising their Options.

(c) "Board" means the board of directors of the Corporation.

(d) "Consultant" has the meaning ascribed to such term in Policy 4.4.

(e) "Corporation" means Inspira Financial Inc., a corporation duly amalgamated under the laws of the Province of British Columbia, and its Affiliates, if any.

(f) "Discounted Market Price" has the meaning ascribed to such term in Policy 1.1.

(g) "Eligible Person" shall mean an officer or director of the Corporation ("Executive") or an employee of the Corporation ("Employee") or a Management Company Employee or a Consultant.

(h) "Exchange" means the TSX Venture Exchange.

(i) "Exercise Notice" means the notice respecting the exercise of an Option, substantially in the form attached to the Option Certificate, duly executed by the Optionee.

(j) "Exercise Price" means the price at which an Option may be exercised as determined in accordance with section 2.03.

(k) "Insider" means (i) an insider as defined in the Securities Act (Ontario), other than a person who falls within the definition solely by virtue of being a director or senior officer of a subsidiary of  the Corporation, and (ii) an associate of any person who is an insider by virtue of the preceding sub-clause (i).

(l) "Investor Relations Activities" has the meaning ascribed to such term in Policy 1.1.

(m) "Management Company Employee" has the meaning ascribed to such term in Policy 4.4.

(n) "Material Information" has the meaning ascribed to such term in Policy 1.1.

(o) "Option" shall mean an option granted under the terms of the Plan.

(p) "Option Certificate" means the certificate, substantially in the form set out as Schedule "A" hereto, evidencing an Option.

(a)

(q) "Option Period" shall mean the period during which an option may be exercised.

(r) "Optionee" shall mean an Eligible Person to whom an Option has been granted under the terms of the Plan.

(s) "Outstanding Issue" means the number of Shares outstanding on a non-diluted basis.

(t) "Plan" means the stock option plan established and operated pursuant to Part 2 hereof.

(u) "Policy 1.1" means the Exchange's Policy 1.1 entitled "Interpretation" as amended from time to time.

(v) "Policy 4.4" means the Exchange's Policy 4.4 entitled "Incentive Stock Options" as amended from time to time.

(w) "Shares" shall mean the common shares of the Corporation.

PART 2 - SHARE OPTION PLAN

2.01 Participation

Options shall be granted only to Eligible Persons.

2.02 Determination of Option Recipients

The Board shall make all necessary or desirable determinations regarding the granting of Options to Eligible Persons and may take into consideration the present and potential contributions of a particular Eligible Person to the success of the Corporation and any other factors which it may deem proper and relevant.

2.03 Price

The price at which an Optionee may purchase a Share upon the exercise of an Option shall be determined from time to time by the Board and shall be as set forth in the Option Certificate issued in respect of such Option but, in any event, shall not be less than the Discounted Market Price.

2.04 Grant of Options

The Board may at any time authorize the granting of Options to such Eligible Persons as it may select for the number of Shares that it shall designate, subject to the provisions of the Plan. The date of each grant of Options shall be determined by the Board when the grant is authorized.

In the event that Options are granted to Employees, Management Company Employees or Consultants, the Corporation represents that such Optionees shall be bona fide Employees, Management Company Employees or Consultants, as the case may be.

The Corporation may at the time of granting options hereunder provide for additional terms and conditions which are not inconsistent with Part 2 hereof including, without limitation, terms and conditions deferring or delaying the date at which an Option may be exercised in whole or in part. Such additional terms and conditions shall be as set forth in the Option Certificate issued in respect of such Option.

2.05 Term of Options

Unless otherwise expired pursuant to the terms of the Plan, all Options granted to an Optionee pursuant to this Plan shall expire at the close of business ten (10) years from the date of grant, or such earlier date as the Board shall decide when the Option is granted.

Upon the expiration of the Option Period the Options granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the Shares in respect of which the Option hereby granted has not then been exercised.

Notwithstanding the foregoing, if the expiration of the Option Period falls within a Blackout Period the expiration of the Option Period shall be automatically extended for ten (10) business days after the expiry of the Blackout Period on the condition that (i) the Blackout Period was formally imposed by the Corporation pursuant to its internal trading policies as a result of the bona fide existence of undisclosed Material Information, (ii) the Blackout Period must be deemed to have expired upon the general disclosure of the undisclosed Material Information, and (iii) the automatic extension of an Optionee's options will not be permitted where the Optionee or the Corporation is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Corporation's securities.

No Optionee or his or her legal representative, legatees or distributees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him, her or them or a securities intermediary with whom the Optionee (or his or her legal representative, legatees or distributees) has an account, is recorded as the owner of such Shares in a book-entry system under the terms of the Plan.

2.06 Exercise of Options

Except as set forth in section 2.10, no Option may be exercised unless the Optionee is at the time of such exercise;

(a) in the case of an Employee, in the employ of the Corporation or any Affiliate and shall have been continuously so employed since the grant of his or her Option, or have been a Consultant of the Corporation during such time thereafter, but absence on leave, having the approval of the Corporation or such Affiliate, shall not be considered an interruption of employment for any purpose of the Plan;

(b) in the case of a Consultant, under contract with the Corporation or any Affiliate and shall have been continuously so contracted since the grant of the Option; or

(c) in the case of an Executive, a director or officer of the Corporation or any Affiliate and shall have been such a director or officer continuously since the grant of his or her Option.

No Option may be exercised by an Optionee until the Plan has been approved by the shareholders of the Corporation.

The exercise of any Option will be contingent upon receipt by the Corporation of cash payment of the full Exercise Price of the Shares being purchased by 5:00 p.m. (EST) on the last day of the Option Period by delivering to the Corporation an Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Option.

2.07 Vesting of Options

Executives, Employees, Management Company Employees and Consultants

All Options granted to an Executive, Employee, Management Company Employee or Consultant pursuant to this Plan shall vest and become fully exercisable as determined by the Board when the Option is granted.

Optionees performing Investor Relations Activities

All Options granted to Optionees performing Investor Relations Activities, pursuant to this Plan shall vest and become full exercisable as follows or as determined by the Board when the Option is granted, but in any event such Options shall not vest any sooner:

(a) one quarter (1/4) of the Options on the date which is three (3) months from the date said Options are granted;

(b) one quarter (1/4) of the Options on the date which is six (6) months from the date said Options are granted;

(c) one quarter (1/4) of the Options on the date which is nine (9) months from the date said Options are granted; and

(d) the final one quarter (1/4) of the Options on the date which is twelve (12) months from the date said Options are granted.

2.08 Restrictions on Grant of Options

The granting of Options shall be subject to the following conditions:

(a) not more than two (2%) percent of the Outstanding Issue may be granted to any one Consultant in any 12 month period;

(b) not more than an aggregate of two (2%) percent of the Outstanding Issue may be granted in aggregate to Eligible Persons conducting Investor Relations Activities in any 12 month period;

(c) unless the Corporation has obtained disinterested shareholder approval, not more than five (5%) percent of the Outstanding Issue may be issued to any one individual in any 12 month period;

(d) unless the Corporation has obtained disinterested shareholder approval, not more than an aggregate of ten (10%) percent of the Outstanding Issue may be issued to Insiders in any 12 month period; and

(e) unless the Corporation has obtained disinterested shareholder approval, the Corporation shall not decrease the Exercise Price of Options previously granted to Insiders.

If disinterested shareholder approval is required, the proposed grant(s) or plan must be approved by a majority of the votes cast by all shareholders at the shareholders' meeting excluding votes attaching to shares beneficially owned by (i) Insiders to whom options may be granted under the stock option plan; and (ii) Associates of such Insiders. Holders of non-voting and subordinate voting shares must be given full voting rights on a resolution that requires disinterested shareholder approval.

2.09 Lapsed Options

If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.

2.10 Effect of Termination of Employment, Death or Disability

(a) If an Optionee shall die while employed by the Corporation or its Affiliate, or while an Executive, any Options held by the Optionee at the date of death, which have vested pursuant to section 2.07, shall become exercisable, in whole or in part, but only by the persons or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution (the "Successor Optionee"). Notwithstanding the foregoing, the Board, in its discretion, may resolve that all of the Options held by an Optionee at the date of death which have not yet vested shall vest immediately upon death. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and only for one (1) year after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner, except that in the event the expiration of the Option Period is earlier than one (1) year after the date of death, with the consent of the Exchange, the Options shall be exercisable for up to one (1) year after the date of death of the Optionee.

(b) If the employment of an Optionee shall terminate due to disability while the Optionee is employed by the Corporation or its Affiliate, any Option held by the Optionee on the date the employment of the Optionee is terminated due to disability, which have vested pursuant to section 2.07, shall become exercisable, in whole or in part. Notwithstanding the foregoing, the Board, in its discretion, may resolve that all of the Options held by an Optionee on the date the employment of the Optionee is terminated due to disability which have not yet vested shall vest immediately upon such date. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her termination due to disability and only for one (1) year after the date of termination or prior to the expiration of the Option Period in respect thereof, whichever is sooner, provided that Options that become exercisable due to disability shall only be exercisable by the person or persons who have the legal authority to act on behalf of the Optionee in connection with the rights of the Optionee to the Option.

(c) Subject to section 2.10(d), Options granted to any Optionee must expire not later than one (1) year following the date the Optionee ceases to be an Executive, Employee, Consultant or Management Company Employee, which shall be determined by the Board at the time of each grant. Notwithstanding the foregoing, the Board, in its discretion, may resolve that all of the Options held by an Optionee on the date the Optionee ceases to be an Executive, Employee, Consultant or Management Company Employee which have not yet vested shall vest immediately upon such date.

(d) If the employment of an Employee or Consultant is terminated for cause no Option held by such Optionee may be exercised following the date upon which Termination occurred.

2.11 Effect of Amalgamation, Consolidation or Merger

If the Corporation amalgamates, consolidates with or merges with or into another corporation any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Optionee would have received upon such amalgamation, consolidation or merger if the Optionee had exercised his or her option immediately prior to the record date applicable to such amalgamation, consolidation or merger, and the Exercise Price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Plan.

2.12 Adjustment in Shares Subject to the Plan

If there is any change in the Shares through or by means of a declaration of stock dividends of Shares or consolidations, subdivisions or reclassification of Shares, or otherwise, the number of Shares available under the Plan, the Shares subject to any Option, and the Exercise Price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Plan.

2.13 Hold Period

All Options and any Shares issued on the exercise of Options may be subject to and legended with a four month hold period commencing on the date the Options were granted pursuant to the rules of the Exchange and applicable securities laws. Any Shares issued on the exercise of Options may be subject resale restrictions contained in National Instrument 45-102 - Resale of Securities which would apply to the first trade of the Shares.

2.14 Notification of Grant of Option

Following the granting of an Option by the Board, the Corporation shall notify the Optionee in writing of the Option and shall enclose with such notice the Option Certificate representing the Option so granted. Each Optionee, concurrently with the notice of the grant of an Option, shall be provided with a copy of the Plan.

2.15 Options Granted To Corporations

Except in relation to a Consultant that is a corporation, Options may only be granted to an individual or a corporation that is wholly-owned by an Eligible Person. If a corporation is an Optionee, it must provide the Exchange with a completed Form 4F - Certification and Undertaking Required from a Corporation Granted an Incentive Stock Option. The corporation must agree not to effect or permit any transfer of ownership or option of shares of the corporation nor to issue further shares of any class in the corporation to any other individual or entity as long as the Option remains outstanding, except with the written consent of the Exchange.

PART 3 - GENERAL

3.01 Number of Shares

The aggregate number of Shares that may be reserved for issuance, at any time, under the Plan shall not exceed 64,010,750 Shares, being 20% of the total Outstanding Issue as at the date hereof.

3.02 Transferability

All benefits, rights and options accruing to any Optionee in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein. During the lifetime of an Optionee, all benefits, rights and options may only be exercised by the Optionee.

3.03 Employment

Nothing contained in any Plan shall confer upon any Optionee any right with respect to employment or continuance of employment with the Corporation or any Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Optionee's employment at any time. Participation in any Plan by an Optionee is voluntary.

3.04 Approval of Plan

Options issued under the Plan shall only become exercisable after the Plan has been approved by the shareholders of the Corporation; provided, however:

(a) unless consistent with the terms contained herein and approved by the Board, nothing contained herein shall in any way affect Options previously granted by the Corporation and currently outstanding;

(b) the Plan must receive shareholder approval yearly, at the Corporation's annual general meeting.

The obligation of the Corporation to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction or any stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Shares by the Corporation. If any Shares cannot be issued to any Optionee for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Corporation to issue such Shares shall terminate and any Optionee's option price paid to the Corporation shall be returned to the Optionee.

3.05 Administration of the Plan

The Board is authorized to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Corporation and all costs in respect thereof shall be paid by the Corporation.

3.06 Income Taxes

As a condition of and prior to participation in the Plan, if requested by the Board, a Optionee shall authorize the Corporation in written form to withhold from any remuneration otherwise payable to such Optionee any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

In addition, if the Corporation is required under the Income Tax Act (Canada) or any other applicable law to make source deductions in respect of employee stock option benefits to the Optionee and to remit to the applicable governmental authority an amount on account of tax on the value of the taxable benefit associated with the issuance of Shares on exercise of Options, then the Optionee shall (i) pay to the Corporation, in addition to the Exercise Price for the Options, sufficient cash as is reasonably determined by the Corporation to be the amount necessary to permit the required tax remittance, (ii) authorize the Corporation, on behalf of the Optionee, to sell in the market on such terms and at such time or times as the Corporation determines a portion of the Shares being issued upon exercise of the Options to realize cash proceeds to be used to satisfy the required tax remittance, or (iii) make other arrangements acceptable to the Corporation to fund the required tax remittance.

3.07 Amendments to the Plan

The Board reserves the right to amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board. However, any amendments of the Plan which could result, at any time, in:

(a) a material increase in the benefits under the Plan; or

(b) an increase in the number of Shares which would be issued under the Plan (except any increase resulting automatically from an increase in the total Outstanding Issue); or

(c) a material modification in the requirement as to eligibility for participation in the Plan;

shall be effective only upon the approval of the shareholders of the Corporation. Any amendment to any provision of the Plan shall be subject to approval, if required, by any regulatory body having jurisdiction over the securities of the Corporation.

3.08 No Representation or Warranty

The Corporation makes no representation or warranty as the future market value of any Shares issued in accordance with the provisions of the Plan.

3.09 Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

3.10 Compliance with Applicable Law, etc.

If any provision of the Plan or of any Option Certificate delivered pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Corporation or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

SCHEDULE "A" INSPIRA FINANCIAL INC

STOCK OPTION PLAN OPTION CERTIFICATE

This Certificate is issued pursuant to the provisions of the Inspira Financial Inc. (the "Corporation") stock option plan (the "Plan") and evidences that ⬤ is the holder (the "Optionee") of an option (the "Option") to purchase up to ⬤ common shares (the "Shares") in the capital stock of the Corporation at a purchase price of $ ⬤ per Share (the "Exercise Price").

Subject to the provisions of the Plan:

(a) the effective date of the grant of the Option is ⬤ ;

(b) the Option Period expires at 5:00 p.m. (EST) on ⬤ ; and

(c) the Options shall vest as follows ⬤ ;

The vested portion or portions of the Option may be exercised at any time and from time to time from and including the date of the grant of the Option through to 5:00 p.m. (EST) on the expiration date of the Option Period by delivering to the Corporation an Exercise Notice, in the form attached, together with this Certificate and a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which the Option is being exercised.

This Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan, the terms and conditions of which the Optionee hereby expressly agrees with the Corporation to be bound by. This Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Corporation shall prevail.

All terms not otherwise defined in this Certificate shall have the meanings given to them under the Plan.

Dated this ⬤ day of ⬤ , ⬤ .

INSPIRA FINANCIAL INC

Per: ___________________________
        Authorized Signatory

INSPIRA FINANCIAL INC

STOCK OPTION PLAN EXERCISE NOTICE

TO: Inspira Financial Inc. (the "Corporation")

The undersigned, being the holder of options to purchase _________________ common shares of Inspira Financial Inc. at the exercise price of                per share, hereby irrevocably gives notice, pursuant to the stock option plan of the Corporation (the "Plan"), of the exercise of the Option to acquire and hereby subscribes for                of such common shares of the Corporation.

The undersigned tenders herewith a certified cheque or bank draft payable to the Corporation in an amount equal to the aggregate Exercise Price of the aforesaid common shares exercised and directs the Corporation to issue a share certificate evidencing said common shares in the name of the undersigned to be mailed to the undersigned at the following address:

By executing this Exercise Notice, the undersigned hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan. All terms not otherwise defined in this Exercise Notice shall have the meanings given to them under the Plan or the attached Option Certificate.

DATED the _________ day of _____________________, ___________.

___________________________________
Signature of Option Holder